UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

000-49746
(Commission File No.)

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

3669
(Commission File Number)

88-0498783
(I.R.S. Employer Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada, V5J 3J9, Tel: (604) 327-9446
(Address, including zip code, and telephone number of registrant’s principal executive offices)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On December 18, 2002, Viscount Systems Inc. ("Company") dismissed KPMG LLP, the principal accountants previously engaged to audit the Company's financial statements. The board of directors of the Company have made the decision to change the principal accountants of the Company from KPMG LLP to J.H. Cohn LLP. The Company's board of directors has approved the change of accountants.

In connection with the audits of the fiscal years ending December 31, 2001 and December 31, 2000 and to the date of dismissal, the Company had no disagreements with KPMG LLP with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedures of the type discussed in Item 304(a)(iv) of Regulation S-B.

The audit reports of KPMG LLP on the consolidated financial statements of Viscount Systems Inc. as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ending December 31, 2001 and December 31, 2000, including the subsequent interim periods through December 18, 2002, the date of KPMG LLP’s dismissal, and prior to the appointment of J.H. Cohn LLP, the Company (or anyone on its behalf) did not consult with J.H. Cohn LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The Company provided KPMG LLP with a copy of this report prior to filing it with the Securities and Exchange Commission ("Commission"). The Company requested that KPMG LLP furnish the Company with a letter to the Commission stating whether KPMG LLP agrees with the above statements. A letter from KPMG LLP is attached as Exhibit 16 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is included as part of this report:

EXHIBIT
NO	DESCRIPTION

16	Letter from KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it’s behalf by the undersigned herunto duly authorized.

VISCOUNT SYSTEMS INC. By: /s/ Stephen Pineau Stephen Pineau President and Chief Executive Officer

Date:   January 21, 2003